Exhibit 3.67

State of California	File #200522710087
Secretary of State

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION - CONVERSION
This Space For Filing Use Only

IMPORTANT - Read all instructions before completing this form.
CONVERTED ENTITY INFORMATION

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company”, “Ltd. Liability Company”, “Ltd. Liabililty Co.”, or the abbreviation “LLC” or “L.L.C.” SunGard Corbel LLC

2.     THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one) ☐ ONE MANAGER ■ MORE THAN ONE MANAGER ☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)
4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE CITY AND STATE ZIP CODE

5.     NAME OF AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both items 5 and 6 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and item 5 must be completed (leave item 6 blank)

CT Corporation System

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS INC CA CITY STATE ZIP CODE

CONVERTING ENTITY INFORMATION

7. NAME OF CONVERTING ENTITY SunGard Corbel Inc.

8. FORM OF ENTITY Corporation	9. JURISDICTION California	10. CA SECRETARY OF STATE FILE NUMBER, IF ANY C0686157

11.   THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

Class: common shares

Number of outstanding shares entitled to vote: 1,0000                                                                                                                           51%

ADDITIONAL INFORMATION

12. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

13.   I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/S/ Donald D. Mackanos	August 12, 2005	Donald D. Mackanos, President
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/S/ Leslie S. Brush	August 12, 2005	Leslie S. Brush, Secretary
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

LLC-1A (rev 08/2005)		APPROVED BY THE SECRETARY OF STATE

SUNGARD CORBEL INC.

PLAN OF CONVERSION

SunGard Corbel Inc., a California corporation (the “Corporation” or the “Converting Entity”) hereby adopts the following Plan of Conversion, dated as of August 12, 2005 (the “Plan”) pursuant to which the Corporation shall be converted (the “Conversion”) into SunGard Corbel LLC, a California limited liability company (the “LLC” or the “Converted Entity”).

ARTICLE I.

THE CONVERSION

Section 1.01. The Conversion.

(a) Upon the filing of the Articles of Organization – Conversion by the Corporation on August 12, 2005, the Corporation, a California corporation, shall be converted into the LLC, a California limited liability company, in accordance with the provisions of the General Corporation Law of the State of California (the “CGCL”) and the and the Beverly-Killea Limited Liability Company Act of the State of California (the “CBKLLCA”). The Corporation is continuing its existence in the organizational form of the Converted Entity, and the Converted Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of the Corporation, all as provided under the CGCL and the CBKLLCA.

(b) The name of the Converted Entity shall be “SunGard Corbel LLC”.

(c) Promptly after the execution hereof, the Corporation will file a Limited Liability Company Articles of Organization – Conversion with the Secretary of State of the State of California, attached hereto as Exhibit A, with the Secretary of State of the State of California.

Section 1.02. Effect on Shares. Upon the filing of the Articles of Organization – Conversion by the Corporation on August 12, 2005, the outstanding stock of the Corporation will be converted into a 100% membership interest in the Converted Entity by reason of the Conversion, and, accordingly, the stock certificate or certificates representing the outstanding stock of the Corporation shall be cancelled by the Secretary of the Corporation and filed in the stock records of the Corporation effective upon the Conversion.

ARTICLE II.

THE CONVERTED ENTITY

Section 2.01. Limited Liability Company Agreement of Converted Entity. The Limited Liability Company Agreement of the Converted Entity is attached hereto as Exhibit B.

Section 2.02. Member of Converted Entity. Upon the filing of the Articles of Organization – Conversion by the Corporation on August 12, 2005, the sole stockholder of the Converting Entity shall continue as the sole member of the Converted Entity, subject to the provisions of the Limited Liability Agreement of the Converted Entity.

Section 2.03. Managers and Officers. The persons who are the officers and members of the Board of Managers of the Converted Entity as provided in the LLC Agreement shall be the officers and members of the Board of Managers of the Converted Entity, each of such officers and members of the Board of Managers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of California and the Limited Liability Company Agreement of the Converted Entity.

ARTICLE III.

MISCELLANEOUS

Section 3.01. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 3.02. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Plan may be terminated and abandoned by the Board of Directors of the Corporation , with the approval of the sole stockholder of the Converting Entity, at any time before the filing of the Articles of Organization – Conversion by the Corporation on August 12, 2005. In the event of termination and abandonment under this Section 3.02, this Plan shall forthwith become void and there shall be no liability on the part of the Board of Directors of the Corporation or its respective directors and shareholders.

Section 3.03. Entire Plan, Assignability, Etc. This Plan (i) constitutes the entire plan, and supersedes all other prior plans and understandings, both written and oral, with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the Corporation and its shareholders and directors any rights or remedies hereunder.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Plan to be duly executed by its authorized officer as of the day and year first above written.

SUNGARD CORBEL INC.

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to Plan of Conversion of SunGard Corbel Inc.

into SunGard Corbel LLC